SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2009

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On 25 November 2009, Intelsat, Ltd. filed Pro Forma Transfer of Control Applications with the US Federal Communications Commission (“FCC”) for each of its five FCC licensee entities, reflecting the company’s intention to migrate the jurisdictions of organizations of Intelsat, Ltd. and certain of its parent holding companies and subsidiaries from Bermuda to Luxembourg. The migration is designed to domicile Intelsat in a stable jurisdiction that is familiar with the fixed satellite services sector and has established tax treaties with the countries in which Intelsat does business. The migration is subject to receipt of FCC approval and other contingencies, but is expected to be completed in the next few months. At completion, the headquarters of the company will be in Luxembourg. All of Intelsat’s satellite and ground station assets are directly held by subsidiaries that will not be migrating to Luxembourg.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2009

INTELSAT, LTD.

By:	/S/ MICHAEL MCDONNELL
Name:	Michael McDonnell
Title:	Executive Vice President and Chief Financial Officer